AGREEMENT


THIS AGREEMENT ("Agreement") is made and entered into as of the ______ day of January, 1997, by and between Vanguard Airlines, Inc. ("Company"); Kenneth J. Wagnon, Daniel M. Carney, and Starwood Investments, L.P., a Kansas limited partnership (collectively "Guarantors"); and COMMERCE BANK, N.A. (WICHITA, KANSAS) a national banking association ("Bank");

In consideration of the mutual benefits accruing to each of the parties, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual performance of this Agreement, the parties hereto agree as follows:

ARTICLE I

Loan

1.01. Amount. Subject to the terms of this Agreement, Bank agrees to lend to Company, from time to time until the termination thereof, such sums as Company may request, but shall not exceed in the aggregate principal amount at any time outstanding of TWO MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND
DOLLARS ($2,275,000) (the "Loan").

1.02. Note. On the date of closing, Company shall execute and deliver its promissory note to Bank, in form and substance satisfactory to Bank, and in the principal amount of the Loan
(the "Company Note").

1.03. Interest. The Company Note shall bear interest at a per annum variable rate equal to the Prime Rate as published in the Money Rates section of The Wall Street Journal, adjustable the date of any change in the Prime Rate.

Interest on the Company Note shall be computed based upon a year consisting of 360 days, actual number of days elapsed.

Interest after or during the continuation of any Event of Default under Section 6.01, shall be at a rate equal to 3% in excess of the stated rate, but not to exceed the maximum rate allowed by law, and if not paid monthly, such interest shall be compounded monthly.

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1.04.  Repayment.  Interest shall be payable in monthly
installments, in arrears, beginning on March 1, 1997, and continuing on the first day of each month thereafter, until July
31, 1997, when the outstanding principal balance, together with accrued interest, shall be due and payable in full.



ARTICLE II

Representations and Warranties

In borrowing hereunder the Company represents and warrants to Bank (which representations and warranties will survive the delivery of the Company Note and shall continue so long as any sums remain outstanding under the Company Note or under this Agreement) that:

2.01. Corporation Standing. Company is a corporation duly organized and in good standing under the laws of the State of Delaware and has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not adversely affect Company's operations.

2.02. Authority. Company has the full power and authority to execute and deliver this Agreement, and the Company Note
(hereinafter collectively referred to as the "Loan Documents"), and the same constitute the binding and enforceable obligations of Company in accordance with their terms.

2.03. Litigation. Except as set forth in Schedule 2.03 attached hereto, there are no actions, suits or proceedings pending or, to the knowledge of Company, threatened, or any basis therefor, against or affecting Company at law or in equity, in any court or before any governmental department or agency, which may result in any material adverse change in the properties, assets, business or condition, financial or otherwise, of Company or the ability of Company to perform the obligations under this Agreement and/or the other Loan Documents.

2.04. Conflicting Agreements. There are no bylaw provisions of Company and no provision of any existing mortgage, indenture, contract or agreement binding on Company or affecting its property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the other Loan Documents.

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2.05.  Other.  All written statements by Company contained in any certificate, statement, document or other instrument delivered by or on behalf of Company at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by Company hereunder.

2.06. Regulation U. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by Bank, Company will furnish to Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

ARTICLE III

Guaranty of Payment

3.01. Guaranties. The Company Note and all other indebtedness arising hereunder or in connection herewith is hereby supported by this guaranty of repayment by each of the Guarantors limited to the following percentages of the outstanding indebtedness owed on the Company Note, including principal, interest, and reasonable attorney fees and expenses incurred in connection with collection of the indebtedness ("Obligation"):

Kenneth J. Wagnon        54.95%
Daniel M. Carney         28.57%
Starwood Investments, L.P.    16.48%

In connection with this guaranty of repayment, each Guarantor, on the date of this Agreement shall execute a line of credit promissory note ("Personal Note") in form and substance acceptable to Bank, limited to the percentages set forth above. Bank may unilaterally, at any time and at Bank's sole discretion, regardless of whether or not the Company Note is due, by acceleration or otherwise, without prior notice or consent of the Guarantors, advance funds on each Personal Note based on the percentages set forth above, in such amounts as necessary to pay the Obligation owed on the Company Note and assign the Company Note, without representation or warranty, to Guarantors. The Personal Notes shall have maturity dates one year from the date of making advances to pay the Company Note, or July 31, 1998, whichever is earlier, and shall include such other terms as more fully set forth in the Personal Notes.

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ARTICLE IV

Closing

The Bank will not be obligated to make the Loan until it has received fully executed copies of all documents required by this Agreement and any other documents, instruments and reports as Bank may reasonably require, including, but not limited to:

(A) Certificate of Good Standing for the Company issued by the Secretary of State where Company is incorporated.

(B) Borrowing Resolution of Company in form satisfactory to Bank.

(C) Fully and properly executed Loan Documents.

(D) Fully and properly executed Personal Notes from each Guarantor in form acceptable to Bank.

(E) Certificate of good standing for guarantor, Starwood
Investments, L.P.

(F) Certification of guarantor, Starwood Investments, L.P. as to authenticity and completeness of partnership agreement and authorization to execute Guaranty Agreement and Personal Note.

ARTICLE V

Affirmative Covenants

The Company and Guarantors, as applicable, covenant and agree that during the term of this Agreement and until all of the Obligations shall have been paid in full, they will duly perform and observe each and all of the covenants and agreements hereinafter set forth.

4.01. Financial Reporting. Deliver to Bank financial information in such form and detail and at such times as are satisfactory to Bank, including, without limitation:

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(A) Within ninety (90) days after the end of each calendar year, the personal financial statements of each of the Guarantors for the preceding year; and from time to time such further information regarding the financial condition, business and/or properties of each of the Guarantors as Bank may reasonably request; and

(B) Such other financial information concerning the Guarantors as Bank may reasonably require from time to time.

All financial statements required hereunder shall be complete and correct in all respects and shall be prepared in reasonable detail.

4.02. Corporate Existence; Compliance With Laws. Take or cause to be taken such action as from time to time may be necessary to maintain its organizational existence as a corporation (provided, however, Company may change its organizational existence with the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed) and use due diligence to comply with all laws pertaining to the business or property of Company, or any part thereof, and with all other lawful government requirements relating to its business and property.

4.03. Litigation; Adverse Events. Notify Bank immediately of the commencement of any material action, suit, proceeding or investigation against Company or Guarantors, or the making of any counterclaim against Company or Guarantors and promptly advise Bank in writing of any other condition, event or act which comes to the Company's of Guarantors' attention that would or might prejudice Bank's rights under this Agreement or the Loan Documents.

4.04. Notification. Notify Bank immediately if it becomes aware of the occurrence of any Event of Default (as defined under Article VI hereof) or of any fact, condition, or event that, only with the giving of notice or passage of time or both, would become an Event of Default, or if it becomes aware of a material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization or the appointment of a receiver or trustee of Company or any Guarantor), or results of operations of Company, or the failure of Company to observe any of its undertakings under the Loan Documents.

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ARTICLE V

Negative Covenants

So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Company Note or Personal Notes, Company and Guarantors, as applicable, shall not, without the prior written consent of Bank:

5.01.  Fundamental Changes.  Wind up, liquidate, or dissolve
Starwood Investments, L.P. or as to all Guarantors, sell, transfer, convey or lease all or a substantial part of their respective assets, to another person or entity.

5.02. Conduct of Business. Materially alter the character in which Company conducts its business or the location of such business or the nature of such business conducted at the date hereof.

ARTICLE VI

Default

6.01. Events of Default. The occurrence of one or more of the following events ("Events of Default") shall constitute a "Default" by the Company hereunder:

(A) nonpayment of interest (within the ten (10) day grace period) or nonpayment of principal when due on the Company Note; or

(B) any representation or warranty made by the Company or any Guarantor herein or in any writing furnished in connection with or pursuant to this Agreement shall prove to be false in any material respect as of the date on which it is made; or

(C) a breach by Company or any Guarantor in the performance or observance of any agreement, term, covenant or condition contained herein (other than in (A) above), and such breach shall not have been remedied within thirty (30) days after written notice thereof shall have been given by Bank to Company, provided, however, if Company or the applicable Guarantor, as the case may be, has commenced to remedy such breach, and continues to diligently pursue such remedy, the time period to remedy such breach shall be extended for an additional period of time, not to exceed sixty (60) days,

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necessary for Company to complete the remedy of such breach; or

(D) any report, certificate, financial statement or other instrument furnished in connection with this Agreement shall prove to be false or misleading in any material respect; or

(E) Company or any Guarantor shall (i) generally not pay, or admit in writing its inability to pay its debts as such debts become due; or (ii) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) have any such petition or application filed or any such proceeding commenced against it which is not discharged within thirty (30) days; or (v) take any action indicating its consent to, approval of, or acquiescence in any such proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; (vi) suffer any judgment, writ of attachment, execution or similar process to be issued or levied against all or a substantial part of its property which is not released, stayed or bonded within thirty
(30) days; or

(F) Company or any Guarantor suffers any judgment, writ of attachment or execution or similar process to be issued or levied against all or a substantial part of its property and which is not released, stayed, bonded, insured or vacated within thirty
(30) days.

6.02. Remedies. In the event the Obligations are not paid when due, whether by acceleration or otherwise, Bank may resort to any and all security and to any remedy existing at law or in equity for the collection of the Company Note according to its tenor and enforcement of the covenants and provisions hereof, including, but not limited to the option of funding the Personal Notes of Guarantors and assigning the Loan Documents to Guarantors. In addition to the remedies provided herein, in the event the Company Note is due and payable, the Bank shall have the right of setoff, without demand or notice to anyone, against the funds of the Company on deposit with it. In the event of the Bankruptcy of Company or any other event which acts as a stay or injunction prohibiting the Bank from making demand on the Company Note, such act or actions of the Company shall not act as a stay or otherwise prevent the Bank from funding the Personal Notes in order to pay the Obligation owed on the Company Note. Notwithstanding the foregoing, even if no event of default exists, Bank, in its sole discretion, may fund the Personal Notes in order to pay the Obligations, at any time.

6.03. Expenses of Collection. All reasonable costs, expenses and liabilities incurred by Bank in collecting or attempting to collect on the Company Note, including costs and expenses incurred in proposing or selling or otherwise deriving upon any security, and all reasonable attorneys' fees in connection with such matters, shall constitute a demand obligation of the Company and shall bear interest from the date of expenditure until paid at the per annum rate of 3% in excess of the stated rate in the Company Note, but not to exceed the maximum rate allowed by law.

6.04. Waiver. Any waiver of an Event of Default by Bank shall not extend to or affect any subsequent Event of Default. No failure or delay by Bank in exercising any right hereunder shall operate as a waiver, nor shall any single or partial exercise of any right preclude the exercise of any other right hereunder.

ARTICLE VII

Miscellaneous

7.01. Payment on Holidays. Whenever any payment to be made pursuant to this Agreement or the Note shall be stated to be due on a public holiday, Saturday or Sunday, such payment may be made on the next succeeding business day of Bank and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

7.02. Delay; Waiver. No omission or delay by the Bank in exercising any right, power or privilege under this Agreement, the Note or any other agreement executed in connection herewith, will impair such right, power or privilege or be construed to be a waiver or acquiescence therein and any single or partial exercise of any right, power or privilege will not preclude other or further exercise of any other right, power or privilege and no waiver will be valid unless in writing and signed by Bank and then only to the extent specified. All remedies herein by law afforded will be cumulative.

7.03. Binding Effect. This Agreement shall continue until payment in full of all Obligations and shall be binding upon and inure to the benefit of Company, Guarantors and their respective heirs, legal representatives, successors and

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assigns and shall be binding upon and inure to the benefit of
Bank, its successors and assigns.

7.04. Notices. All notices, requests or demands required or permitted by this Agreement shall be given to, or made upon, the respective parties hereto by depositing the same in the United States mail, postage prepaid, or by overnight (next day) courier, charges prepaid, to the following addresses:

     Commerce Bank, N.A.
     150 North Main
     P.O. Box 637
     Wichita, Kansas 67201
     Attention: Commercial Loan Department

     Vanguard Airlines, Inc.
     30 N.W. Rome Circle
     Mezzanine Level, KCI Airport
     Kansas City, Missouri 64153
     Attention: Brian Gillman, Esq.

     Kenneth J. Wagnon
     P.O. Box 3358
     Wichita, Kansas 67201

     Daniel M. Carney
     Building 1900
     8100 East 22nd Street North
     Wichita, Kansas 67226-2319

     Starwood Investments, L.P.
     P.O. Box 8904, Munger Station
     Wichita, Kansas 67208-0904

7.05. Amendments. The parties hereto may from time to time enter into written agreements supplemental hereto for the purpose of modifying or adding any provision to this Agreement or changing the rights and privileges of the parties hereto. Any such supplemental agreement shall be binding upon the parties hereto and the Bank and their respective successors and assigns.

7.06 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.07. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

7.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas.

7.09. Counterpart Agreements. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

7.10 Jury Trial Waiver. THE BORROWER AND BANK HEREBY AGREE TO TRIAL BY COURT AND IRREVOCABLY WAIVE JURY TRIAL IN ANY ACTION OR PROCEEDING (INCLUDING BUT NOT LIMITED TO ANY COUNTERCLAIM) ARISING OUT OF OR IN ANY WAY RELATING TO OR CONNECTED TO THIS AGREEMENT,
ANY RELATIONSHIP OR TRANSACTION BETWEEN BORROWER AND BANK, THE ORIGINATION, ADMINISTRATION OR ENFORCEMENT OF THE INDEBTEDNESS EVIDENCED OR SECURED BY THIS AGREEMENT, OR ANY OTHER MATTER.

7.11 Expenses. Company shall pay all reasonable attorney fees and expenses of Bank in connection with the preparation of this Agreement and related documents not to exceed $3,000.

7.12. Statutory Notice. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER

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AGREE IN WRITING TO MODIFY IT.  BY SIGNING BELOW, YOU AND WE
AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN US.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                         VANGUARD AIRLINES, INC.


                         By:  _______________________________
                              __________________, Vice President


                         COMMERCE BANK, N.A.


                         By:  _______________________________

                         Title:    _______________________________


                         _____________________________________
                         Kenneth J. Wagnon, Individually


                         _____________________________________
                         Daniel M. Carney, Individually


                         STARWOOD INVESTMENTS, L.P.

                         By: Robert A. Geist Revocable Trust, as
                         General Partner and Managing Partner

                              By:  __________________________
                                   Robert A. Geist, Trustee


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